Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K
                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of LIQUID CASH TRUST, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman               May 1, 1997
John F. Donahue            and Trustee
                           (Chief Executive Officer)

/s/Glen R. Johnson                   President    May 1, 1997
Glen R. Johnson

/s/John W. McGonigle       Treasurer, Executive   May 1, 1997
John W. McGonigle          Vice President and Secretary
                           (Principal Financial and
                           Accounting Officer)

/s/ Thomas G. Bigley       Trustee                May 1, 1997
Thomas G. Bigley

/s/ John T. Conroy, Jr.    Trustee                May 1, 1997
John T. Conroy, Jr.

/s/ William J. Copeland    Trustee                May 1, 1997
William J. Copeland

/s/ James E. Dowd          Trustee                May 1, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.   Trustee             May 1, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.   Trustee             May 1, 1997
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Trustee                May 1, 1997
Peter E. Madden

/s/ Gregor F. Meyer        Trustee                May 1, 1997
Gregor F. Meyer

/s/ John E. Murray, Jr.    Trustee                May 1, 1997
John E. Murray, Jr.

/s/ Wesley W. Posvar       Trustee                May 1, 1997
Wesley W. Posvar

/s/ Marjorie P. Smuts      Trustee                May 1, 1997
Marjorie P. Smuts

Sworn to and subscribed before me this 1st day of May, 1997.

/s/ Marie M. Hamm
Notary Public